Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACXIOM CORPORATION
(Exact name of Registrant as specified in its charter)

               Delaware                                                                                                                       71-0581897
(State or Other Jurisdiction of                                                                                                                        (I.R.S. Employer
Incorporation or Organization)                                                                                                                       Identification Number)

601 E. Third Street, Little Rock, Arkansas 72201
(Address of Principal Executive Offices)
_____________________________________

AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN
OF ACXIOM CORPORATION
(Full Title of the Plan)
______________________________________

Jerry C. Jones
Chief Ethics and Legal Officer & Executive Vice President
601 E. Third Street
Little Rock, Arkansas 72201
 (Name and Address of Agent For Service)

501-342-1000
(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

Daniel L. Heard, Esq.
Kutak Rock LLP
124 West Capitol Avenue
Suite 2000
Little Rock, Arkansas 72201
(501) 975-3000
______________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer   ☑                                                                                                                                Accelerated filer  
Non-accelerated filer   (Do not check if a smaller reporting company)                                                                                                                Smaller reporting company  

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.10 Par Value	4,000,000(1)	$24.90(2)	$99,600,000	$13,585(2)

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the shares of the registrant’s common stock as reported on the NASDAQ Global Select Market on August 28, 2013.

________________________________________

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information required in Part I of Form S-8 will be sent or given to employees participating in the Amended and Restated 2005 Equity Compensation Plan of Acxiom Corporation, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

           The following documents previously filed or furnished by Acxiom Corporation (the “Company”) with the Commission are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended March 31, 2013, filed with the Commission on May 29, 2013;

(b)	The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013, filed with the Commission on August 8, 2013; and

(c)
The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A of CCX Network, Inc. dated February 4, 1985, including any amendment or report filed with the Commission for the purpose of updating such description.

           All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Company’s Amended and Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the Company’s Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against liability they may incur in their capacities as such and to the extent authorized by Delaware corporate law.

Pursuant to the Company’s Amended and Restated Bylaws, the Company may maintain directors’ and officers’ insurance on behalf of the directors and officers of the Company and those serving at the request of the Company as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. The Company currently has in effect directors’ and officers’ liability insurance and fiduciary liability insurance.

In addition, the Company has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that the Company will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See attached Exhibit Index following the signature page, which is incorporated herein by reference.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 29, 2013.

ACXIOM CORPORATION

By:    /s/ Catherine L. Hughes
Catherine L. Hughes, Corporate Governance Officer & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, as of August 29, 2013:

Signature		Title

/s/ John L Battelle		Director
John L. Battelle

/s/ Timothy R. Cadogan		Director
Timothy R. Cadogan

/s/ William T. Dillard II		Director
William T. Dillard II

/s/ Richard P. Fox		Director
Richard P. Fox

/s/ Jerry D. Gramaglia		Director, Non-Executive Chairman of the Board
Jerry D. Gramaglia

/s/ Ann Die Hasselmo		Director
Ann Die Hasselmo

/s/ William J. Henderson		Director
William J. Henderson

/s/ Scott E. Howe		Director and Chief Executive Officer
Scott E. Howe		(principal executive officer)

/s/ Clark M. Kokich		Director
Clark M. Kokich

/s/ Warren C. Jenson		Chief Financial Officer & Executive Vice President
Warren C. Jenson		(principal financial and accounting officer)

*By:	/s/ Catherine L. Hughes
Catherine L. Hughes, Attorney-in-Fact

INDEX TO EXHIBITS

(a)  The exhibits filed as a part of this registration statement are listed below:

Number	Exhibit

4.1
Amended and Restated Certificate of Incorporation of Acxiom Corporation (previously filed as Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference)

4.2
Amended and Restated Bylaws of Acxiom Corporation, dated August 16, 2012 (previously filed as Exhibit 3(a) to the Company's Current  Report on Form 8-K filed with the Commission on August 20, 2012, Commission File No. 0-13163, and incorporated herein by reference)

4.3
Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-4 filed with the Commission on August 17, 1998, File No. 333-61639, and incorporated herein by reference)

5.1	Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith)

23.1	Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1)

23.2	Consent of KPMG LLP (filed herewith)

24.1	Powers of Attorney (filed herewith)

99.1
Amended and Restated 2005 Equity Compensation Plan of Acxiom Corporation (previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2013, Commission File No. 0-13163, and incorporated herein by reference)